UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2007, ScanSource, Inc. (the “Company”), through its wholly owned subsidiary 4100 Quest, LLC, entered into an Agreement (the “Agreement”) with Kansas City Life Insurance Company (the “Purchaser”), to sell the developed land and a building located at 4100 Quest Way, Memphis, Tennessee. The sale price of the property, including all rights running with the land and the improvements on the land, is at the prevailing market price.

Closing is subject to customary terms and conditions, including the Purchaser’s satisfactory completion of inspection of the property within 40 days (the “Inspection Period) and the approval of the purchase of the property from the Purchaser’s investment committee and executive committee prior to the end of the Inspection Period. Closing would occur on or before the later to occur of (i) 15 days after the end of the Inspection Period or (ii) 10 days after the Company vacates the property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: December 14, 2007	By:	/S/ MICHAEL L. BAUR
Name: Michael L. Baur Its: Chief Executive Officer